Exhibit 99.(16)

Power of Attorney

The undersigned Trustees and Officers of Advanced Series Trust hereby constitute, appoint, and authorize each of Kathleen DeNicholas, Claudia DiGiacomo, Deborah A. Docs, Andrew R. French, Raymond A. O’Hara and Jonathan D. Shain, or any of them, as attorney-in-fact, to sign, execute and deliver on his or her behalf, individually and in each capacity stated below, any Registration Statement on Form N-14 and any amendment thereto (including pre and post-effective amendments) relating to the reorganizations listed below and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

Target Fund	Acquiring Fund
AST QMA Emerging Markets Equity Portfolio	AST AQR Emerging Markets Equity Portfolio
AST Boston Partners Large-Cap Value Portfolio	AST Goldman Sachs Large-Cap Value Portfolio
AST BlackRock iShares ETF Portfolio	AST Goldman Sachs Multi-Asset Portfolio
AST Defensive Asset Allocation Portfolio	AST Preservation Asset Allocation Portfolio
AST Schroders Global Tactical Portfolio	AST Prudential Growth Allocation Portfolio

Signature	Title

/s/ Timothy S. Cronin	Trustee, President and Principal Executive Officer
Timothy S. Cronin

/s/ Sherry S. Barrat	Trustee
Sherry S. Barrat

/s/ Kay Ryan Booth	Trustee
Kay Ryan Booth

/s/ Delayne Dedrick Gold	Trustee
Delayne Dedrick Gold

/s/ Robert F. Gunia	Trustee
Robert F. Gunia

/s/ Thomas T. Mooney	Trustee
Thomas T. Mooney

/s/ Thomas M. O’Brien	Trustee
Thomas M. O’Brien

/s/ Susan Davenport Austin	Trustee
Susan Davenport Austin

/s/ Jessica Bibliowicz	Trustee
Jessica Bibliowicz

/s/ M. Sadiq Peshimam	Treasurer, Principal Financial and Accounting Officer
M. Sadiq Peshimam

Dated: November 16, 2016